                                                        EXHIBIT 11

                       TRANS WORLD AIRLINES, INC. AND SUBSIDIARIES
                           COMPUTATION OF EARNINGS PER SHARE
                    (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                                                         Three Months Ended
                                                                               June 30,
                                                                        --------------------
                                                                           1999        1998
                                                                        --------     -------
ADJUSTMENTS TO NET INCOME (LOSS):
   Income (loss) before extraordinary items                             $ (5,343)    $24,750
   Preferred stock dividend requirements                                  (5,863)     (5,863)
                                                                        --------     -------
   Income (loss) before extraordinary items applicable to
      common stock for basic earnings per share calculation              (11,206)     18,887
   Extraordinary items                                                      (866)     (5,256)
                                                                        --------     -------
   Net income (loss) applicable to common stock for basic
      earnings per share calculation                                    $(12,072)     13,631
                                                                        ========     =======
   Diluted earnings per share adjustment - dividend requirements
      on the 9 1/4% preferred stock assumed to be converted                            1,994
   Interest net of taxes on the April Equity Notes                                       199
   Interest net of taxes on the 10 1/4% Equity Notes                                      34
                                                                                     -------
   Net income applicable to common stock for
      diluted earnings per share calculation                                         $15,858
                                                                                     =======

ADJUSTMENTS TO OUTSTANDING SHARES:
   Basic earnings per share:
      Average number of shares of common stock <F1>                       66,092      58,003
   Diluted earnings per share adjustments:
      Incremental shares associated with the assumed
         exercise of options and warrants                                    191       2,571
      Incremental shares associated with the July ESIP distribution <F2>       -       2,282
      Common shares assumed to be issued upon conversion of
         the April Equity Notes                                                -       2,481
      Common shares assumed to be issued upon conversion of
         the 10 1/4% Equity Notes                                              -         214
      Common shares assumed to be issued upon conversion of
         the 8% preferred stock <F3>                                       9,545           -
      Common shares assumed to be issued upon conversion of
         the 9 1/4% preferred stock                                       10,918      10,918
                                                                        --------     -------
   Total average number of common and common equivalent
      shares used for diluted earnings per share calculation              86,746      76,469
                                                                        ========     =======

PER SHARE AMOUNTS:
   Income (loss) before extraordinary items:
      Basic                                                             $  (0.17)    $  0.33
      Diluted <F3>                                                           N/A     $  0.28
   Extraordinary items:
      Basic                                                             $  (0.01)    $ (0.09)
      Diluted <F3>                                                           N/A     $ (0.07)
   Net income (loss):
      Basic                                                             $  (0.18)    $  0.24
      Diluted <F3>                                                           N/A     $  0.21

--------------
<F1> Includes 7,623 shares for the three months ended June 30, 1999, and 5,869 for the three months ended June 30, 1998 of Employee Preferred Stock which, except for a liquidation preference of $.01 per share and the right to elect a certain number of directors to the
     Board of Directors, is the functional equivalent of Common Stock.

<F2> Pursuant to an employee stock incentive plan (ESIP or the Plan), the Company is required to distribute additional shares of common stock and Employee Preferred Stock as a result of the distribution of additional shares following the effective date of the 1995 reorganization.  The Company distributed 931,064 additional shares in July 1997 and
     2,377,084 additional shares in July 1998 under this provision.  Additionally, the ESIP provides that, continuing through 2002, employees may significantly increase their ownership, through grants or purchases, as set forth in the Plan.  The earnings (loss) per share computations do not give any effect to the future potential issuance of these shares.

<F3> As the impacts of including the incremental shares associated with options and warrants and the assumed conversion of the 8% and the 9 1/4% Preferred Stock in 1999 would be antidilutive, diluted earnings per share for the period are the same as basic earnings per share.  Additionally, the effect of assuming conversion of the 8% Preferred Stock for 1998 is antidilutive, and accordingly, it has not been assumed to be converted for purposes of computing diluted amounts for the quarter ended June 30, 1998.

                                                        EXHIBIT 11

                       TRANS WORLD AIRLINES, INC. AND SUBSIDIARIES
                           COMPUTATION OF EARNINGS PER SHARE
                    (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                           Six Months Ended
                                                                                June 30,
                                                                         --------------------
                                                                           1999        1998
                                                                         --------    --------
ADJUSTMENTS TO NET LOSS:
   Loss before extraordinary items                                       $(26,901)   $(29,390)
   Preferred stock dividend requirements                                  (11,726)    (11,726)
                                                                         --------    --------
   Loss before extraordinary items applicable to common stock
      for basic earnings per share calculation                            (38,627)    (41,116)
   Extraordinary items                                                       (866)     (6,636)
                                                                         --------    --------
   Net loss applicable to common stock for
      earnings per share calculation                                     $(39,493)   $(47,752)
                                                                         ========    ========

ADJUSTMENTS TO OUTSTANDING SHARES:
   Basic earnings per share:
      Average number of shares of common stock <F1>                        65,861      57,946
   Diluted earnings per share adjustments:
      Incremental shares associated with the assumed
         exercise of options and warrants                                    212        3,262
      Incremental shares associated with the July ESIP distribution <F2>       -        1,521
      Common shares assumed to be issued upon conversion of
         the April Equity Notes                                                -        1,247
      Common shares assumed to be issued upon conversion of
         the 10 1/4% Equity Notes                                              -          108
      Common shares assumed to be issued upon conversion of
         the 8% preferred stock <F3>                                        9,545       9,545
      Common shares assumed to be issued upon conversion of
         the 9 1/4% preferred stock                                        10,918      10,918
                                                                         --------    --------

   Total average number of common and common equivalent
      shares used for diluted earnings per share calculation               86,536      84,547
                                                                         ========    ========

BASIC EARNINGS PER SHARE AMOUNTS <F2>:
   Loss before extraordinary items                                       $  (0.59)   $  (0.71)
   Extraordinary items                                                   $  (0.01)   $  (0.11)
   Net loss                                                              $  (0.60)   $  (0.82)

---------------
<F1> Includes 7,629 shares for the six months ended June 30, 1999, and 6,088 for the six months ended June 30, 1998 of Employee Preferred Stock which, except for a liquidation preference of $.01 per share and the right to elect a certain number of directors to the Board of
     Directors, is the functional equivalent of Common Stock.

<F2> Pursuant to an employee stock incentive plan (ESIP or the Plan), the Company is required to distribute additional shares of common stock and Employee Preferred Stock as a result of the distribution of additional shares following the effective date of the 1995 reorganization.  The Company distributed 931,064 additional shares in July 1997 and
     2,377,084 additional shares in July 1998 under this provision.  Additionally, the ESIP provides that, continuing through 2002, employees may significantly increase their ownership, through grants or purchases, as set forth in the Plan.  The earnings (loss) per share computations do not give any effect to the future potential issuance of these shares.

<F3> As the impacts of including the incremental shares associated with options and warrants and the assumed conversion of the 8% and the 9 1/4% Preferred Stock would be antidilutive, diluted earnings per share for the periods are the same as basic earnings per share.
